QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(B)

        LETTER OF TRANSMITTAL
TO TENDER OUTSTANDING SHARES OF COMMON STOCK
OF
VARSITY GROUP INC.
AT
$0.20 PER SHARE
PURSUANT TO THE OFFER TO PURCHASE
DATED MARCH 7, 2008
BY
VGI ACQUISITION CORP.
A WHOLLY-OWNED SUBSIDIARY OF
VGI HOLDINGS CORP.
A WHOLLY-OWNED SUBSIDIARY OF
FOLLETT CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (NEW YORK CITY TIME) ON APRIL 4, 2008, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Pursuant to the Offer to Purchase by (as defined herein), the undersigned encloses herewith and tenders the following certificate(s) representing shares of common stock of Varsity Group Inc.:

DESCRIPTION OF SHARES TENDERED (Please fill in. Attach separate schedule if needed)

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	Certificate No(s)	Number of Shares Tendered

TOTAL SHARES

        This Letter of Transmittal is to be used (i) if you are forwarding certificates representing shares of the common stock, par value $0.0001 per share (the "Shares"), of Varsity Group Inc. (the "Company"), or (ii) unless an Agent's Message (as defined in the offer to purchase dated March 7, 2008 (the "Offer to Purchase")) is utilized, if you are delivering the Shares by book-entry transfer to the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in Section 3—"Procedure for Tendering the Shares" of the Offer to Purchase.

        IF ANY OF THE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, THEN SEE INSTRUCTION 9 OF THIS LETTER OF TRANSMITTAL.

        Holders of outstanding Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedure set forth in Section 3—"Procedure for Tendering the Shares—Guaranteed Delivery" of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

LOST CERTIFICATES

☐
I HAVE LOST MY CERTIFICATE(S) THAT REPRESENTED SHARES AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). I UNDERSTAND THAT I MUST CONTACT THE DEPOSITARY AND/OR THE COMPANY. TO OBTAIN INSTRUCTIONS FOR REPLACING LOST CERTIFICATES, SEE INSTRUCTION 9.

TENDER OF SHARES

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution
Account Number
Transaction Code Number
☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Names of Registered Owner(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution which Guaranteed Delivery
If delivery is by book-entry transfer:
Account Number
Transaction Code Number

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to VGI Acquisition Corp., a Delaware corporation ("Purchaser"), the above-described Shares, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 7, 2008 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as each may be amended, supplemented or otherwise modified from time to time, constitute the "Offer") for $0.20 per Share in cash, net to the seller, without interest and subject to applicable withholding of taxes (the "Offer Price"). The undersigned understands that Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the undersigned's right to receive cash for Shares validly tendered and accepted for exchange.

        Upon the terms and subject to the conditions of the Offer and effective upon acceptance of the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all of the Shares that are being tendered hereby (and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after the date hereof (collectively, a "Distribution")) and appoints the Depositary, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and any Distribution), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any Distribution), or transfer ownership of such Shares (and any Distribution) on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and any Distribution) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any Distribution), in each case, in accordance with the terms of the Offer.

        The undersigned hereby irrevocably appoints Purchaser and designees of Purchaser as the attorneys and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned's rights with respect to the Shares tendered and accepted for payment by Purchaser and with respect to any Distribution. These proxies will be considered coupled with an interest in the tendered Shares. This appointment is effective when, and only to the extent that, we deposit the payment for the Shares with the Depositary. Upon the effectiveness of this appointment, all prior powers of attorney, proxies and consents given by you will be revoked, and no subsequent powers of attorney, proxies and consents may be given by you (and, if given, will not be deemed effective). Our designees will, with respect to the Shares for which the appointment is effective, be empowered to exercise all of your voting, consent and other rights as they, in their sole discretion, may deem proper including at any annual, special or adjourned meeting of the Company's stockholders. We reserve the right to require that, in order for the Shares to be deemed validly tendered, immediately upon our payment for such Shares, we must be able to exercise full voting rights, consent and other rights with respect to such Shares.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any Distribution) and that when the same are accepted for payment by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any Distribution).

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

        The undersigned understands that tenders of Shares pursuant to any one of the procedures described in Section 3—"Procedure for Tendering the Shares" of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept any of the Shares tendered hereby.

        The undersigned understands that the delivery and surrender of Shares that the undersigned has tendered are not effective, and the risk of loss of Shares does not pass to the Depositary, until the Depositary receives the Letter of Transmittal, duly completed and signed, or an Agent's Message (as discussed in Section 3—"Procedure for Tendering the Shares" of the Offer to Purchase) in connection with a book-entry transfer of Shares, together with all accompanying evidences of authority in form satisfactory to Purchaser and any other required documents. THE UNDERSIGNED UNDERSTANDS THAT ALL QUESTIONS AS TO THE FORM AND VALIDITY OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR PAYMENT OF ANY TENDER OF SHARES WILL BE DETERMINED BY PURCHASER AND IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING COMPANY STOCKHOLDERS. The undersigned also understands that no tender of Shares is valid until all defects and irregularities in tenders of Shares have been cured or waived and that none of Purchaser, VGI Holdings Corp. ("Parent"), Follett Corporation ("Follett"), the Depositary, Georgeson Inc. (the "Information Agent") or any other person is under any duty to give notification of any defects or irregularities in the tender of any Shares or will incur any liability for failure to give any such notification.

        Unless otherwise indicated under "Special Payment Instructions," please issue a check for cash, and return any Shares not tendered or not accepted for payment, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail a check for cash and any certificates for Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue a check for cash and return any Shares not tendered or not accepted for payment in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
Fill in ONLY if the check is to be issued and/or payable to and mailed to a person other than the registered holder(s) of the enclosed Share Certificate(s).
Issue the check in the name of:
Name:
Address:

(Taxpayer Identification or Social Security Number)

SPECIAL MAILING INSTRUCTIONS
Fill in ONLY if the check(s) are to be mailed to someone other than the registered holder of the enclosed Share Certificate(s) or to the registered holder at an address other than that shown above.
Mail the check(s) to:
Name:
Address:

IMPORTANT—SIGN HERE (Also Complete Substitute Form W-9 Included Below)
(Signature(s) of Owner(s))
Dated
Name(s)	(Please Print)
Capacity (full title)
Address	(Include Zip Code)
Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 5.)
GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5)
FOR USE BY FINANCIAL INSTITUTIONS ONLY
FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Authorized Signature
Name
Title	(Please Print)
Name of Firm
Address	(Include Zip Code)
Area Code and Telephone Number
Dated

Instructions
Forming Part of the Terms and Conditions of the Offer

        1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the instruction entitled "Special Payment Instructions" on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

        2.    Delivery of Letter of Transmittal and Shares.    This Letter of Transmittal is to be used if Share Certificates are to be forwarded herewith or, unless an Agent's Message (as defined in the Offer to Purchase) is utilized, if deliveries are to be made by book-entry transfer pursuant to the procedures set forth in the Offer to Purchase under the caption "Procedure for Tendering Shares." Share Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, or an Agent's Message in the case of a book-entry transfer, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date (as defined in the Offer to Purchase). Stockholders whose Share Certificates are not immediately available, who cannot deliver their Share Certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, may tender their Shares pursuant to the guaranteed delivery procedure described in the Offer to Purchase under Section 3—"Procedure for Tendering the Shares—Guaranteed Delivery." Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary prior to the Expiration Date; and (c) the Share Certificates (or a book-entry confirmation), in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of a Letter of Transmittal), and any other documents required by the Letter of Transmittal are received by the Depositary within three trading days after the date of execution of the Notice of Guaranteed Delivery, as provided in Section 3—"Procedure for Tendering the Shares—Guaranteed Delivery" of the Offer to Purchase. A "trading day" is any day on which quotations are available for shares listed through Nasdaq.

        THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY BY BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF CERTIFICATES FOR SHARES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        NO ALTERNATIVE, CONDITIONAL OR CONTINGENT TENDERS WILL BE ACCEPTED, AND NO FRACTIONAL SHARES WILL BE PURCHASED. BY EXECUTING THIS LETTER OF TRANSMITTAL, THE TENDERING STOCKHOLDER WAIVES ANY RIGHT TO RECEIVE ANY NOTICE OF THE ACCEPTANCE FOR PAYMENT OF THE SHARES.

        3.    Inadequate Space.    If the space provided herein is inadequate, the Share Certificate numbers, the number of Shares evidenced by such Share Certificates and the number of Shares tendered should be listed on a separate signed schedule and attached hereto.

        4.    Partial Tenders (not applicable to stockholders who tender by book-entry transfer).    If fewer than all the Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, a new certificate for the remainder of the Shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

        If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not accepted for payment are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

        6.    Stock Transfer Taxes.    Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or upon its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not accepted for payment are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

        7.    Special Payment and Delivery Instructions.    If a check for cash or any Shares not tendered or not accepted for payment are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under "Special Payment Instructions." If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

        8.    Substitute Form W-9.    Under U.S. federal income tax law, the Depositary may be required to withhold a portion of the amount of any payments made to certain stockholders pursuant to the Offer. To avoid such backup withholding, each tendering stockholder must provide the Depositary with such stockholder's correct taxpayer identification number and certify that such stockholder is not subject to such backup withholding by completing the Substitute Form W-9. In general, if a stockholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, in addition to backup withholding, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt stockholders should indicate their exempt status on Substitute Form W-9. To satisfy the Depositary that a foreign person qualifies as an exempt recipient, such stockholder must submit a properly completed appropriate IRS Form W-8, signed under penalty of perjury, attesting to that person's exempt status. Such Forms can be obtained from the Depositary.

        Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

        9.    Mutilated, Lost, Stolen or Destroyed Certificates.    If any Share Certificate has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary at (718) 921-8317 or toll-free at (877) 248-6417. The stockholder then will be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Share Certificates have been followed.

        10.    Waiver of Conditions.    Purchaser may waive any condition to the Offer or modify the terms of the Offer, except that it will not, without the prior written consent of the Company, (i) reduce the number of the Shares subject to the Offer, (ii) reduce the Offer Price, (iii) reduce the Minimum Tender Condition (as defined in the Offer to Purchase) below a majority of the outstanding Shares, (iv) except as may be required by any governmental entity, modify or amend the terms of the Offer in any manner adverse to the holders of the Shares, (v) add to the conditions of the Offer or modify or amend any such condition in any manner adverse to the holders of the Shares, or (vi) extend the Offer (except as provided above), or (vii) change the form of consideration payable in the Offer.

        11.    Requests for Assistance or Additional Copies.    Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below. Additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone number set forth below. Holders of Shares may also contact their broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

        12.    Determination of Validity.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of the Shares will be determined by us in our sole discretion, which determination will be final and binding. Purchaser reserves the absolute right to reject any and all tenders it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any of the Shares of any particular stockholder whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of the Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Parent, Purchaser, Follett, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Purchaser's interpretation of the terms and conditions of the offer will be final and binding.

        IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) TOGETHER WITH ANY SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Payer's Name:
American Stock Transfer and Trust Company as Depositary

SUBSTITUTE Form W-9	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.		Social Security Number
Please fill in your name and address below.	Check appropriate box:		OR
	☐	Individual/sole proprietor
	☐	Corporation	Employer Identification Number
Name	☐	Partnership
	☐	Other
Address (number and street)	☐	Exempt from backup withholding

Part 2—Certification—Under Penalties of Perjury, I certify that:
City, State and Zip Code	(1)	The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and
Payer's Request for Taxpayer Identification Number	(2)	I am not subject to backup withholding because (a) I am exempt from back-up withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
	(3)	I am a U.S. person (including a U.S. resident alien).

Part 3—Awaiting TIN ☐

Certificate Instructions—You must cross out Item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item(2).
SIGNATURE	DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER OR THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9 CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.
Signature	Date

        Any questions or requests for assistance may be directed to the Information Agent at its respective address or telephone number set forth below. Additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent at its address and telephone numbers set forth below. Holders of Shares may also contact their broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

199 Water Street, 26th Floor
New York, NY 10038
Banks and Brokers Call (212) 440-9800
All others call Toll-Free 1.800.843.0129

QuickLinks

  Exhibit (a)(1)(B)